EXHIBIT 2.3

                     PLAN OF LIQUIDATION AND DISSOLUTION OF

                        LASER MORTGAGE MANAGEMENT, INC.,

                             A DELAWARE CORPORATION

     WHEREAS, the Board of Directors (the "Predecessor Board") of LASER Mortgage Management, Inc. (the "Predecessor Company"), a Maryland corporation, has deemed it advisable that the Predecessor Company should change its state of incorporation from Maryland to Delaware (the "Reincorporation") by merging the Predecessor Company with and into LASER Mortgage Management, Inc. (the "Company"), a wholly-owned Delaware subsidiary of the Predecessor Company, and subsequently the Company should be liquidated and dissolved under Delaware law, and has approved and determined that this Plan of Liquidation and Dissolution of LASER Mortgage Management, Inc. (this "Plan") is advisable and in the best interests of the stockholders of the Predecessor Company; and

     WHEREAS, the Predecessor Board has directed that this Plan be submitted to the stockholders of the Predecessor Company for their approval or rejection at the next annual meeting of stockholders of the Predecessor Company, in accordance with the requirements of the Maryland General Corporation Law (the "MGCL") and the Predecessor Company's Articles of Incorporation (the "Articles of Incorporation") and has authorized the filing with the Securities and Exchange Commission (the "SEC") and the distribution of a proxy statement to stockholders (the "Proxy Statement"), in connection with the solicitation of proxies for such meeting; and

     WHEREAS, the Board of Directors (the "Board") of the Company has deemed it advisable, subject to the approval of the Plan by the holders of at least a majority of the outstanding common stock of the Predecessor Company, that the Company should be liquidated and subsequently dissolved and has approved and determined that this is advisable and in the best interests of the stockholders of the Company; and

     WHEREAS, the Predecessor Company, as the sole stockholder of the Company, has approved and adopted, subject to the approval of the Plan by the holders of at least a majority of the outstanding common stock of the Predecessor Company, the Plan; and

     WHEREAS, the Board, upon substantial completion of the liquidation of the Company's properties and assets or such earlier time as determined in its discretion, may voluntarily dissolve the Company in accordance with the Delaware General Corporation Law ("DGCL") and the Internal Revenue Code of 1986, as amended (the "Code"), upon the terms and conditions set forth in this Plan;

     NOW, THEREFORE, the Board adopts and sets forth this Plan of Liquidation and Dissolution of LASER Mortgage Management, Inc., a Delaware corporation, as follows:

                            I. ADOPTION DATE OF PLAN

     If the holders of at least a majority of the outstanding common stock of the Predecessor Company vote to approve (a) the Reincorporation and (b) this Plan at the meeting (the "Meeting") of stockholders of the Predecessor Company called to take such action, this Plan shall constitute the adopted plan of liquidation and dissolution of the Company as of the date of the Meeting (the "Adoption Date"). If the requisite holders of the outstanding common stock of the Predecessor Company do not approve the Reincorporation and this Plan, this Plan will not be adopted and the liquidation and dissolution of LASER Delaware will not occur without the further approval of the Board and of the holders of a majority of the outstanding common stock of the Company at a meeting of such stockholders to be held for such purpose.

                      II. CESSATION OF BUSINESS ACTIVITIES

     This Plan is intended to be a complete plan of liquidation and dissolution. After the Adoption Date, the Company will cease conducting normal business operations pursuant to this Plan except insofar as may be necessary for the winding up of the business and affairs of the Company, and proceed to a complete liquidation and dissolution of the Company in accordance with the requirements of Delaware law and the Code. The directors in office on the Adoption Date and, at the pleasure of such directors, the officers of the Company, shall continue in office solely for these purposes and as otherwise provided in this Plan.

                           III. LIQUIDATION OF ASSETS

     After the Adoption Date, the Company shall sell, exchange, transfer, lease, license, or otherwise dispose of all of its property and assets, including the Company's intangible assets, to the extent, for such consideration (which may consist in whole or in part of money or other property) and upon such terms and conditions as the Board deems expedient and in the best interests of the Company and its stockholders, without any further vote or action by the Company's stockholders. The Company's assets and properties may be sold in bulk to one buyer or a small number of buyers or on a piecemeal basis to numerous buyers. The Company will not be required to obtain appraisals or other third party opinions as to the value of its properties and assets in connection with the liquidation. As part of the liquidation of its property and assets, the Company shall collect, or make provision for the collection of, all accounts receivable, debts and claims owing to the Company, including all recoveries under any pending litigation to which the Company is a party.

                              IV. PAYMENT OF DEBTS

     Prior to making any distributions to the Company's stockholders, the Company shall pay, or as determined by the Board, make reasonable provision to pay, all claims and obligations of the Company, including all contingent, conditional or unmatured claims known to the Company.

     Following the Adoption Date, the Board may, if and to the extent deemed necessary or advisable by the Board, establish a contingency reserve (the "Contingency Reserve") and set aside into the Contingency Reserve such amounts of cash or property of the Company as the Board, in its discretion, determines is sufficient to account for unknown events, claims, contingencies and expenses incurred in connection with the collection and defense of the Company's property and assets and the liquidation and dissolution provided for in this Plan. The Board may, in its discretion, increase or decrease the amount of the Contingency Reserve at any time and shall place or cause to be placed such funds in an account of the Company as the Board of Directors has determined to be maintained as the Contingency Reserve. Following the payment, satisfaction or other resolution of all such events, claims, contingencies and expenses, any amounts remaining in the Contingency Reserve shall be distributed in accordance with this Plan.

                        V. DISTRIBUTIONS TO STOCKHOLDERS

     Following the payment or the provision for the payment of the Company's claims and obligations as provided in Section IV, the Company shall distribute pro rata to its stockholders all of its remaining property and assets, if any, in one or a series of distributions.

     If the Board determines to follow the procedures described in Section 280 of the DGCL, then the additional steps set forth below shall, to the extent necessary or appropriate, be taken:

     A. The giving of notice of the dissolution to all persons having a claim against the Company and the rejection of any such claims in accordance with Section 280 of the DGCL;

     B. The offering of security to any claimant on a contract whose claim is contingent, conditional or unmatured in an amount the Company determines is sufficient to provide compensation to the claimant if the claim matures, and the petitioning of the Delaware Court of Chancery to determine the amount and form of security sufficient to provide compensation to any such claimant who has rejected such offer in accordance with Section 280 of the DGCL;

     C. The petitioning of the Delaware Court of Chancery to determine the amount and form of security which would be reasonably likely to be sufficient to provide compensation for (1) claims that are the subject of pending litigation against the Company, and (2) claims that have not been made known to the Company or that have not arisen, but are likely to arise or become known within five (5) years after the date of dissolution (or longer in the discretion of the Delaware Court of Chancery), each in accordance with Section 280 of the DGCL;

     D. The payment, or the making of adequate provision for payment, of all claims made against the Company and not rejected in accordance with
          Section 280 of the DGCL;

     E. The posting of all security offered and not rejected and all security ordered by the Court of Chancery in accordance with Section 280 of the DGCL; and

     F. The payment, or the making of adequate provision for payment, of all other claims that are mature, known and uncontested or that have been finally determined to be owing by the Company.

     Notwithstanding the foregoing, the Company shall not be required to follow the procedures described in Section 280 of the DGCL, and the Board and the officers of the Company are hereby authorized, without further stockholder action, to proceed with the dissolution, liquidation and termination of existence of the Company in accordance with any applicable provision of the DGCL, including, without limitation, Section 281(b) thereof, including the adoption of a plan of distribution as contemplated by such section.

                         VI. MAINTENANCE OF REIT STATUS

     The Board is hereby authorized, in its discretion, to choose to maintain existence of the Company as a real estate investment trust ("REIT") for the purposes of winding up the affairs contemplated herein. Alternatively, the Board is hereby authorized, in its discretion, to elect to terminate the Company's status as a REIT.

                        VII. CERTIFICATE OF DISSOLUTION

     At such time as the Board determines, in its discretion to be appropriate, the officers of the Company shall execute and cause to be filed with the Secretary of the State of Delaware (the "Secretary of State") and elsewhere as may be required or deemed appropriate, such documents as may be required to effectuate the dissolution of the Company, including a Certificate of Dissolution conforming to the requirements of Section 275 of the DGCL (the "Certificate of Dissolution"). From and after the date such documents are accepted by the Secretary of State (the "Effective Date"), the Company will be deemed to be completely dissolved, but will continue to exist under Delaware law for the purposes of paying, satisfying and discharging any existing debts or obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up the Company's business affairs. The members of the Board in office on the Effective Date shall have all powers provided to them under the DGCL and other applicable law.

                          VIII. NOTICE OF LIQUIDATION

     As soon as practicable after the Effective Date, the Board may direct the officers to mail notice in accordance with the DGCL to all its claimants that this Plan has been approved by the Board and the Company's stockholders.

                        IX. POWERS OF BOARD AND OFFICERS

     The Board and the officers of the Company are authorized to approve such changes to the terms of any of the actions referred to herein, to interpret any of the provisions of this Plan, to amend or modify this Plan without the further approval of the Company's stockholders except as may be required by applicable law, and to make, execute and deliver such other agreements, conveyances, assignments, transfers, certificates and other documents and take such other action as the Board and the officers of the Company deem necessary or desirable in order to carry out the provisions of this Plan and effect the complete liquidation and dissolution of the Company in accordance with the Code, the Internal Revenue Service and the DGCL and any rules and regulations of the SEC or any state securities commission, including, without limitation, any instruments of dissolution or other documents, and withdrawing any qualification to conduct business in any state in which the Company is so qualified, as well as the preparation and filing of any federal or state tax returns. Prior to the filing of the Certificate of Dissolution, the Board shall have full authority to abandon and revoke the dissolution as the Board deems appropriate without further stockholder action.

                            X. CANCELLATION OF STOCK

     The distributions to the Company's stockholders pursuant to this Plan, if any, shall be in complete redemption and cancellation of all of the outstanding capital stock of the Company. As a condition to any disbursement made under the Plan after the filing of the Certificate of Dissolution, the Board may require stockholders to surrender their certificates evidencing the capital stock to the Company or its agent for cancellation. If a stockholder's certificate for shares of capital stock has been lost, stolen or destroyed, such stockholder may be required, as a condition to the disbursement of any distribution under this Plan, to furnish to the Company satisfactory evidence of the loss, theft or destruction thereof, together with a surety bond or other security or indemnity reasonably satisfactory to the Company.

                             XI. LIQUIDATING TRUST

     If advisable for any reason to complete the liquidation and distribution of the Company's assets to its stockholders, the Board may at any time transfer to a liquidating trust (the "Trust") the remaining assets of the Company. The Trust thereupon shall succeed to all of the then remaining assets of the Company, including all amounts in the Contingency Reserve, and any remaining liabilities and obligations of the Company. The sole purpose of the Trust shall be to prosecute and defend suits by or against the Company, to settle and close the business of the Company, to dispose of and convey the assets of the Company, to satisfy the remaining liabilities and obligations of the Company and to collect and distribute the remaining assets of the Company to its stockholders. Any distributions made from the Trust shall be made in accordance with the provisions of this Plan. The Board may appoint one or more of its members or such other person as the Board determines to act as trustee or trustees of the Trust and to cause the Company to enter into a liquidating trust agreement with such trustee or trustees on such terms and conditions as the Board determines. Approval of this Plan by the stockholders also will constitute the approval by the stockholders of any appointment of any of the trustees and of a liquidating trust agreement between the Company and any of such trustees.

                               XII. COMPENSATION

     The Company may pay to the Company's investment manager, officers, directors, employees and agents or trustees, or any of them, compensation for services rendered in connection with the implementation of this Plan. Approval of this Plan by the stockholders of the Company shall constitute the approval of the stockholders of the payment of any such compensation referred to in this Section.

                             XIII. INDEMNIFICATION

     The Company shall continue to indemnify its investment manager, officers, directors, employees, agents and trustees in accordance with its Certificate of Incorporation, bylaws, any contractual arrangements as therein or elsewhere provided, the Company's existing directors' and officers' liability insurance policy and applicable law, and such indemnification shall apply to acts or omissions of such persons in connection with the implementation of this Plan and the winding up of the affairs of the Company. The Company's obligation to indemnify such persons may be satisfied out of the Contingency Reserve or out of assets transferred to the Trust, if any. The Board and the trustees of any Trust are authorized to obtain and maintain insurance as may be necessary to cover the Company's indemnification obligations.

                                   XIV. COSTS

     The Company is authorized, empowered and directed to pay all legal, accounting, printing and other fees, costs and expenses for services rendered to the Company in connection with the preparation, adoption and implementation of this Plan, including, without limitation, any such fees and expenses incurred in accordance with any applicable provision of the DGCL, including, without limitation, expenses incurred in connection with any petitions filed with a court pursuant to Section 280(c) thereof, and incurred in connection with the preparation of a proxy statement for the meeting, if any, of stockholders to be held for the purpose, among others, of voting upon the approval of this Plan.

                          XV. DELISTING OF COMMON STOCK

     At any time, the Board of Directors may, if the Board of Directors deems such action to be in the best interests of the Company and the stockholders, cause the shares of common stock of the Company to be delisted from any securities exchange on which they are traded.